Exhibit 10.02

TENTH AMENDMENT TO LEASE

THIS TENTH AMENDMENT TO LEASE (“Agreement”) dated as of April 1, 2014 (the “Effective Date”), is made and entered into by and between HOLLIS STREET INVESTORS II, LLC, a Delaware limited liability company (“Landlord”) and LEAPFROG ENTERPRISES, INC., a Delaware corporation (“Tenant”).

BACKGROUND

A.           Landlord and Tenant entered into that certain Lease Agreement dated November 14, 2000, for approximately 40,060 rentable square feet of space (the “Premises”) located at 6401 Hollis Street, Suite 150, Emeryville, California, as more fully described in the Lease.

B.           The Lease has been amended by a First Amendment to Lease dated April 30, 2001.

C.           The Lease has been amended by a Second Amendment to Lease dated February 22, 2002, whereby the Premises were expanded by an additional 30,770 rentable square feet and Tenant’s Pro Rata Share was increased to Fifty-One and Sixty-Two Hundredths Percent (51.62%).

D.           The Lease has been amended by a Third Amendment to Lease dated March 27, 2003, whereby the Premises were expanded by an additional 31,980 rentable square feet and Tenant’s Pro Rata Share was increased to Seventy-Four and Ninety-Three Hundredths Percent (74.93%).

E.           The Lease has been amended by a Fourth Amendment to Lease dated March 27, 2003.

F.           The Lease has been amended by a Fifth Amendment to Lease dated March 7, 2005, whereby the Lease Term was extended until March 31, 2016.

G.           The Lease has been amended by a Sixth Amendment to Lease dated March 22, 2006, whereby the size of the Premises was increased by an additional 34,393 rental square feet known as Suite 125.

H.           The Lease has been amended by a Seventh Amendment to Lease dated December 6, 2010, whereby the Lease was terminated as to Suite 175 consisting of 30,770 rental square feet.

I.           The Lease has been amended by an Eighth Amendment to Lease dated June 2, 2011, whereby Landlord granted Tenant use of “Rooftop Equipment” (as defined therein).

J.           The Lease has been amended by a Ninth Amendment to Lease dated December 9, 2013, whereby Landlord leased Suite 160 in the building known as Building B, located at 1480 64th Street, Emeryville, California (“Building B”) on a temporary basis.

K.          The Lease Agreement, as amended from time to time, is referred to as the “Lease”.

L.           The Premises, including Suite 160 in Building B, currently contain 109,562 rentable square feet.

M.          The current term of the Lease expires on March 31, 2016.

N.           Tenant desires to lease Suite 150 in the Building B on a temporary basis.

O.           Landlord and Tenant desire to amend the terms and conditions of the Lease as set forth in this Agreement.

P.           Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

1.          SUITE 150 PREMISES. From and after the Effective Date of this Agreement until January 31, 2015 (the “Suite 150 Term”), Tenant shall be allowed to occupy Suite 150 at 1480-64th Street, Emeryville, California (“Suite 150”). Suite 150 consists of approximately 4,352 rentable square feet. During the Suite 150 Term, the term “Common Areas”, as defined in the Lease, shall include the common areas in Building B.

2.          SUITE 150 BASE RENT. The Base Rent for Suite 150 shall be Two and 50/100 Dollars ($2.50) per rentable square foot per month, full service, for a total of Ten Thousand Eight Hundred Eighty and No/100 Dollars ($10,880.00) per month, fully serviced, payable in advance on the first day of each month during the Suite 150 Term.

3.          CONDITION OF SUITE 150. Tenant shall accept Suite 150 in its current ‘as is’ condition and acknowledges that Tenant is not relying on any representations or warranties by Landlord, its agents or any other persons regarding Suite 150 or Building B.

4.          AUTHORITY. Tenant represents and warrants that all necessary corporate actions have been duly taken to permit Tenant to enter into this Agreement and that the person signing this Agreement on behalf of Tenant has been duly authorized and instructed to execute this Agreement. Landlord represents and warrants that all necessary company actions have been duly taken to permit Landlord to enter into this Agreement and that the person signing this Agreement on behalf of Landlord has been duly authorized and instructed to sign this Agreement.

2

5.          BROKERS. Each of Landlord and Tenant warrants and represents that it has dealt with no real estate broker in connection with this Agreement and that no broker is entitled to any commission on account of this Agreement. The party who breaches this warranty shall defend, hold harmless and indemnify the other from any loss, cost, damage or expense, including reasonable attorneys’ fees, arising from the breach; Landlord’s indemnity of tenant shall include claims by the Broker. Landlord is solely responsible for paying the commission of the Broker in accordance with a separate agreement.

6.          FULL FORCE AND EFFECT. Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Agreement, the Lease has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect.

[Signatures follow on next page.]

3

Designated Address for Landlord:

Hollis Street Investors II LLC

c/o Bentall Kennedy (U.S.) Limited Partnership

Attn: Dir. of Asset Management

1215 Fourth Avenue, Suite 2400

Seattle, WA 98161

Facsimile: 206-682-4769

and to:

Hollis Street Investors II LLC

c/o Bentall Kennedy (U.S.) Limited Partnership

Attn: Dir. of Asset Management

7315 Wisconsin Ave., Ste. 350 West

Bethesda, MD 20814

Facsimile: 301-656-9339

and to:

MEPT Edgemoor REIT, LLC

c/o NewTower Trust Company

Attn: President/MEPT or Patrick O. Mayberry

3 Bethesda Metro Center, Suite 1600

Bethesda, MD 20814

Facsimile: 240-235-9961

LANDLORD:

Hollis Street Investors II LLC, a Delaware limited liability company

By: Hollis Street Investors, L.L.C, a Delaware limited liability company, its Sole Member

By: MEPT Hollis Street LLC, a Delaware limited liability company, its Manager

By: MEPT Edgemoor REIT LLC, a Delaware limited liability company, its Manager

By: Bentall Kennedy (U.S.) Limited Partnership, its Authorized Signatory

By: Bentall Kennedy (U.S.) G.P. LLC, its General Partner

By: /s/ Bruce Tuesley

Name: Bruce Tuesley

Its: Vice President

By: /s/ Scott M. Matthews

Name: Scott M. Matthews

Its: Senior Vice President

Designated Address for Tenant:

Leapfrog Enterprises, Inc.

Attn: Director of Real Estate and Facilities

6401 Hollis Street

Emeryville, CA 94608

With a copy to:

Leapfrog Enterprises, Inc.

Attn: General Counsel

6401 Hollis Street

Emeryville, CA 94608

TENANT: Leapfrog Enterprises, Inc., a Delaware corporation By: /s/ Raymond L. Arthur Name: Raymond L. Arthur Its: CFO

4